UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 5, 2012
(Date of earliest event reported)

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.
(Exact name of registrant as specified in its charter)

Washington	000-13468	91-1069248
(State or other jurisdiction of	(Commission File No.)	(IRS Employer Identification Number)
incorporation or organization)

1015 Third Avenue, 12th Floor, Seattle, Washington		98104
(Address of principal executive offices)		(Zip Code)

(206) 674-3400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Expeditors International of Washington, Inc. (NASDAQ:EXPD) has posted a description of the duties of the Board of Directors' Lead Independent Director (see below) on the Company's website at www.investor.expeditors.com.
Policy Regarding the Positions of
Lead Independent Director
and
Chairman of the Board of Directors
The Lead Independent Director of the Board of Directors (the “Board”) of Expeditors International of Washington, Inc. (the “Company”) shall be appointed and removed by action of the independent members of the Board. The Lead Independent Director shall be “independent” within the meaning of all applicable independence requirements of The NASDAQ Stock Market and the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder. The Lead Independent Director is responsible for: (1) presiding at all meetings of the Board if/when the Chairman is not able to be present; (2) presiding at executive sessions of the independent directors; (3) advising the Chairman as to Board agenda items and meeting dates; (4) being a liaison between the Chairman and the independent directors; and (5) any other duties as requested and/or authorized by the Board, which include, but are not limited to:

1.	Approving information sent to the Board;

2.	Approving meeting agendas for the Board;

3.	Approving meeting schedules to assure adequate time for discussion of all agenda items;

4.	Calling meetings of independent directors; and

5.	If requested by major shareholders, ensuring that he or she is available for consultation and direct communication.
On May 5, 2010, the Board appointed Robert R. Wright to the role of Lead Independent Director.
Following the completion of Peter Rose's service as the Chairman of the Board, the position of Chairman of the Board shall be filled by a director that is “independent” within the meaning of all applicable independence requirements of The NASDAQ Stock Market and the Securities Exchange Act of 1934, as amended, and any rules and regulations promulgated thereunder. Following the appointment of an independent director to the position of Chairman of the Board, the position of Lead Independent Director shall be suspended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

November 6, 2012         /s/ AMY J. TANGEMAN
Amy J. Tangeman, Senior Vice President-General
Counsel and Secretary